UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Tier Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TIER TECHNOLOGIES, INC.

SUPPLEMENT TO PROXY STATEMENT FOR 2011 ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON APRIL 7, 2011

This document supplements the Proxy Statement of Tier Technologies, Inc. (“Tier”) dated March 16, 2011 (the “Proxy Statement”) relating to Tier’s 2011 Annual Meeting of Shareholders to be held on April 7, 2011 at 10:00 a.m. Eastern Time at the Sheraton Reston Hotel, located at 11810 Sunrise Valley Drive, Reston, VA 20191.

The purpose of this document is to correct an error in the text of footnote (2) to the table that appears on page 17 of the Proxy Statement.  The corrected text of the footnote is as follows:

"(2)
Address: 191 North Wacker Drive, Suite 1685, Chicago, Illinois 60606.  Based solely on information contained in a Schedule 13D/A filed with the SEC by Discovery Group I, LLC on February 22, 2011.  Discovery Group I, LLC is the sole general partner of Discovery Equity Partners, L.P.  Discovery Equity Partners, L.P. beneficially owns 2,109,667 shares of common stock and Discovery Group I, LLC beneficially owns 2,459,404 shares of common stock.  Daniel J. Donoghue and Michael R. Murphy are the sole managing members of Discovery Group I, LLC and may be deemed to beneficially own 2,459,404 shares of common stock.”

The other information in the table, including the total number of shares of Tier common stock beneficially owned by Discovery Group I, LLC, remains unchanged.